AMENDMENT NO. 1 TO THE LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO THE LOAN AGREEMENT (the “Amendment”), entered into effective this 14th day of July 2010, is by, between, and among Desert Hawk Gold Corp. (the “Company”) and West C Street, LLC and Ibearhouse, LLC (the “Lenders”).

RECITALS:

WHEREAS, on or about November 30, 2009, the Company entered into a Loan Agreement dated November 18, 2009, with the Lenders (the “Original Loan Agreement”) and issued promissory notes to each of the Lenders in the principal amount of $300,000 each (the “Notes”);

WHEREAS, the Company has negotiated an investment agreement (the “Investment Agreement”) with a third-party investor (the “Investor”), a copy of which has been furnished to the Lenders, pursuant to which the Investor will make available to the Company a senior secured term loan credit facility of up to $6,500,000 to pay transaction fees and expenses in connection with the Investment Agreement and to provide capital to the Company for the conduct of mining activities by the Company at the Cactus Mill and on the Yellowhammer Properties and the Kiewit Properties;

WHEREAS, the Investor has indicated its willingness to make the credit facility available to the Company upon and subject to the terms and conditions set forth herein provided, in part, that the Lenders are willing to subordinate their Notes as provided in the Subordination Agreement (as defined below);

WHEREAS, in partial consideration of the willingness of the Lenders to subordinate the Notes to the rights of the Investor, the Company is willing to reduce the conversion rate as provided in the Notes;

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth in this Amendment, and in accordance with Section 6(e) of the Original Loan Agreement, the parties hereto agree as follows:

1.           Amended Conversion Price.  The conversion rate of each of the Notes shall be reduced from $1.50 per share to $0.70 per share as of the Closing of the Investment Agreement (as defined therein).

2.           Subordination.  The Lenders shall execute and deliver to the Company for Closing of the Investment Agreement (as defined therein), the Subordination Agreement, a copy of which is attached hereto as Exhibit A and incorporated herein (the “Subordination Agreement”).  Pursuant to the terms of the Subordination Agreement, the indebtedness evidenced by the Notes shall be subordinate in right or payment, priority and exercise of remedies to the indebtedness created under the Investment Agreement.

3.           Amended and Restated Notes.  At the Closing of the Investment Agreement (as defined therein), the Lenders shall deliver the original Notes for cancellation and the Company shall deliver to the Lenders amended and restated promissory notes in the forms attached hereto in Exhibits B-1 and B-2 and incorporated herein.

4.           Representations and Warranties.  Each of the parties hereto, severally and not jointly, hereby confirms that each representation and warranty made by it in the Original Loan Agreement remains true and correct as of the effective date of this Amendment, except to the extent that any such representation or warranty expressly related solely to an earlier date, and that no Event of Default (as defined in the Notes) and no default or any event that with the passage of time or giving of notice would constitute a default, has occurred or is continuing under the Original Loan Agreement or the Notes.

5.           Validation of Original Loan Agreement.  Except as supplemented or amended hereby, each of the Original Loan Agreement and the Notes shall continue to be, and shall remain, in full force and effect.  This Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Original Loan Agreement or the Notes or (ii) to prejudice any right or rights which any of the parties thereto may now have or may have in the future under or in connection with the Original Loan Agreement or the Notes or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Signature Page Follows

Signature Page

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to the Loan Agreement to be duly executed by their respective authorized signatories, duly authorized, as of the day and year set forth below.

COMPANY:	Desert Hawk Gold Corp.

Date: July 14, 2010	By:	/s/ Robert E. Jorgensen
Robert E. Jorgensen, Chief Executive Officer

LENDERS:	West C. Street LLC

Date: July 14, 2010	By:	/s/ Richard Meadows
Richard Meadows, Manager

IBEARHOUSE LLC

Date: July 14, 2010	By:	/s/ Kelley Price
Kelley Price, Manager